Exhibit 10.1

PROMISSORY NOTE

$385,000	April 17, 2009
San Francisco, California

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Etelos, Inc., a Delaware Corporation with its principal place of business at 26828 Maple Valley Highway, #297, Maple Valley, WA 98038 (the “Borrower”) promises to pay to the order of Enable Growth Partners LP located at One Ferry Building, Suite 255, San Francisco, California or at such other place as Lender may designate in writing (the “Lender”) in lawful money of the United States of America, the principal sum of Three Hundred Eighty Five Thousand Dollars ($385,000) plus interest thereon from the date the proceeds of the loan evidenced by this Note are disbursed from the Lender to the Borrower until the Maturity Date (as defined below), whether scheduled or accelerated, at a fixed interest rate equal to Ten Percent (10%) per annum.

1.             Payment.  Payment of principal and accrued but unpaid interest shall be due and payable in full on October 17, 2009 (the “Maturity Date”), unless due earlier in accordance with the terms of this Note.

2.             Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            Any default in the payment of the principal amount of, or the interest on, this Note, when due and payable or any failure to pay any fees or other charges on this Note when due and payable;

(ii)           The Borrower or any of its subsidiaries or any other Person shall fail to provide the Lender with, or to perform any obligation under this Note or any contract, instrument, addenda, or document executed in connection with this Note, including without limitation, any rate option agreement, guaranty, pledge agreement, security agreement, or deed of trust (all such documents, including this Note, each a “Loan Document”);

(iii)          The Borrower or any of its subsidiaries shall commence, or there shall be commenced against Borrower or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary, or there is commenced against Borrower or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Borrower or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Borrower or any subsidiary makes a general assignment for the benefit of creditors; or Borrower or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Borrower or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower shall die, become incapacitated, dissolve or terminate the business of the Borrower; or Borrower or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Borrower or any subsidiary for the purpose of effecting any of the foregoing;

(iv)          The Borrower or any of its subsidiaries shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Person, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)           The Borrower shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Borrower, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Borrower’s capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” shall mean the occurrence after the date hereof of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 33% of the voting securities of Borrower, (ii) a replacement at one time or over time of more than one-half of the members of Borrower’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Borrower with or into another entity that is not wholly-owned by Borrower, consolidation or sale of 33% or more of the assets of Borrower in one or a series of related transactions, or (iv) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(vi)          Any judgment(s), writ or similar final process shall be entered or filed against the Borrower or any of its subsidiaries, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower, any of which, in the judgment of Lender, might have a material adverse effect on the financial condition or business of Borrower;

(vii)         Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Lender, might have a material adverse effect on the financial condition or business of Borrower;

(viii)        The Lender reasonably determine, in good faith, that its security interest in the Collateral (as defined in the Security Agreement) or the prospect of payment or performance under this Agreement or any Loan Document is materially impaired;

(ix)           Without Lender’s prior written consent, any change shall occur in the executive management of Borrower or any of its subsidiaries or any change shall occur in the corporate or legal structure of Borrower or any of its subsidiaries;

(x)            The Borrower or any of its subsidiaries shall fail to perform any of its covenants, agreements, duties or obligations or otherwise commit any breach hereunder or in any Loan Document.

(b)           Remedies Upon Event of Default.  If any Event of Default occurs (unless waived in writing by the Lender), the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Lender’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Lender need not provide and Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Lender at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of

Default or impair any right consequent thereon. The Lender have the right, at its sole option, to continue to accept interest and/or principal payments due under the Loan Documents after any Event of Default, and such acceptance shall not constitute a waiver of such Event of Default or an extension of the Maturity Date unless Lender agree otherwise in writing. In the event of an Event of Default, Borrower agrees to pay all costs incurred in connection with the collection of this Note, or enforcement of the terms of this Note, including Lender’s reasonable attorneys’ fees and related costs.

3.             Security Interest.   As an inducement for the Lender to make the loan evidenced by this Note, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations of the Borrower under this Note, the Borrower, for itself, and each of its subsidiaries, unconditionally and irrevocably pledges, grants and hypothecates to the Lender a continuing and perfected security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, all of the assets of the Borrower.  The Borrower acknowledges and agrees that the obligations of the Borrower under this Note, are subject to security interest granted by the Borrower pursuant to the Security Agreement dated January 31, 2008, by and among the Borrower and the secured parties thereto (the “Security Agreement”) and that such obligations are “Obligations” under the Security Agreement.  The Borrower and each of its subsidiaries shall take any and all actions requested by the Lender in order to grant the Lender a first priority security interest in the assets of the Borrower and its subsidiaries, including all UCC-1 filing receipts.

4.             No Waiver of Lender’s Rights.   All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Lender in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Lender of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Borrower hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Lender of less than the full amount due and payable hereunder shall in no way limit the right of the Lender to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

5.             Modifications.   No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

6.             Consent.   In accordance with the provisions of the Loan Documents held by Lender, and solely with respect to this Note, Lender waives its rights under those certain Loan Documents and grants its consent to Borrower to enter into and perform the obligations in this Note.

7.             Choice of Law.   All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Borrower and Lender agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of Borrower and Lender hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Borrower and Lender hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.             Cumulative Rights and Remedies; Usury.   The rights and remedies of Lender expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Lender to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Borrower agrees Lender may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.             Severability.   If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

10.           Successors and Assigns.   This Note shall be binding upon Borrower and its successors and shall inure to the benefit of the Lender and its successors and assigns. The term “Lender” as used herein, shall also include any endorsee, assignee or other holder of this Note.

11.           Lost or Stolen Promissory Note.   If this Note is lost, stolen, mutilated or otherwise destroyed, Borrower shall execute and deliver to the Lender a new promissory note containing the same terms, and in the same form, as this Note. In such event, Borrower may require the Lender to deliver to Borrower an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

12.           Due Authorization.   This Note has been duly authorized, executed and delivered by

Borrower and is the legal obligation of Borrower, enforceable against Borrower in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this Note will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

13.           Notice.   Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Borrower, or such other address or facsimile number as the Borrower may specify for such purposes by notice to the Lender delivered in accordance with this paragraph.  Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Lender at the address of the Lender appearing on the books of the Borrower, or if no such address appears, at the principal place of business of the Lender.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

14.           Time of the Essence.   Time is of the essence of this Note.

15.           Current Report.   Within 2 business days from the date of this Note, the Borrower shall file a Current Report on Form 8-K with the Securities and Exchange Commission, attaching this Note, and disclosing the material terms of this Note.

Prior to signing this Note, Borrower has consulted with its counsel and has read and understands all the provisions of this Note.  Borrower agrees to the terms of the Note and acknowledges receipt of a completed copy of the Note.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

ETELOS, INC.

By:	/s/ Daniel J.A. Kolke
Name:	Daniel J.A. Kolke
Title:	Chairman & Chief Executive Officer